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                                                                     EXHIBIT 5.1


May 26, 1995



Acme Metals Incorporated
13500 S. Perry Avenue
Riverdale, Illinois  60627-1182

Ladies and Gentlemen:

We have acted as counsel to Acme Metals Incorporated, a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 of the Company filed on May 26, 1995 (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended (the "Securities Act") of 400,000 shares ("Shares") of the Company's common stock, par value $1.00 per share (the "Common Stock"). The Shares are to be offered and sold in connection with the Company's 1994 Stock Incentive Program (the "Program").

In connection with the foregoing, we have examined:

     a. the amended and restated Certificate of Incorporation and By-laws of the Company;

     b.   certain resolutions adopted by the Company's Board of Directors;

     c.   the Program;

     d.   the Registration Statement; and

     e. such other documents as we have deemed relevant for purposes of rendering the opinions set forth herein, including certifications as to certain matters of fact by responsible officers of the Company and by governmental authorities.

We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Common Stock being registered pursuant to the Registration Statement, when issued and sold pursuant to the Program, will be duly authorized, validly issued, fully paid and non-assessable.
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We are members of the Bar of the State of Illinois.  Our opinion is limited to the laws of the State of Illinois, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

We consent to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Coffield Ungaretti & Harris

COFFIELD UNGARETTI & HARRIS